Ex-Filing Fees

CALCULATION OF FILING FEE TABLES

S-1

Churchill Capital Corp XI

Table 1: Newly Registered and Carry Forward Securities

Line Item Type	Security Type	Security Class Title	Notes	Fee Calculation Rule	Amount Registered	Proposed Maximum Offering Price Per Unit	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Newly Registered Securities
Fees to be Paid	Equity	Units, each consisting of one Class A ordinary share, $0.0001 par value, and one-tenth of one redeemable warrant	(1)	457(a)	6,900,000	$10.00	$69,000,000.00	0.0001381	$9,529.00
Fees to be Paid	Equity	Class A ordinary shares included as part of the units	(2)	457(a)	6,900,000	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Redeemable warrants included as part of the units	(3)	457(a)	690,000	0.00	0.00	0.0001381	0.00
Fees to be Paid	Equity	Class A ordinary shares underlying redeemable warrants included as part of the units	(4)	457(a)	690,000	$11.50	$7,935,000.00	0.0001381	$1,096.00

Total Offering Amounts:							$76,935,000.00		10,625.00
Total Fees Previously Paid:									0.00
Total Fee Offsets:									0.00
Net Fee Due:									$10,625.00

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Offering Note(s)

(1)	Estimated solely for the purpose of calculating the registration fee.

Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333- 291626).

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions
(2)	Estimated solely for the purpose of calculating the registration fee.

Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333- 291626).

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions

No fee pursuant to Rule 457(g).
(3)	Estimated solely for the purpose of calculating the registration fee.

Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333- 291626).

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions

No fee pursuant to Rule 457(g).
(4)	Estimated solely for the purpose of calculating the registration fee.

Represents only the additional number of securities being registered. Does not include the securities that the Registrant previously registered on the Registration Statement on Form S-1 (File No. 333- 291626).

Pursuant to Rule 416, there are also being registered an indeterminable number of additional securities as may be issued to prevent dilution resulting from stock splits, stock dividends or similar transactions